UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2006

___________________________

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On January 13, 2006, PHH Mortgage Corporation, a wholly-owned subsidiary of PHH Corporation (the “Company”), extended the expiration date for its $500 million committed mortgage repurchase facility (the “Facility”) pursuant to the Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement (the “Agreement”) dated as of June 30, 2005 among Sheffield Receivables Corporation, as Purchaser; Barclays Bank PLC, as Administrative Agent; PHH Mortgage Corporation, as Seller and Servicer; and PHH Corporation, as Guarantor. The Facility is maintained to finance mortgage loans originated by PHH Mortgage Corporation and is collateralized by mortgage loans and funded by Sheffield Receivables Corporation. Pursuant to the Agreement as modified by the extension agreement, the Facility expires on January 12, 2007 and is renewable on an annual basis. Depending on its anticipated mortgage loan origination volume, PHH Mortgage Corporation may increase the capacity under this repurchase facility subject to agreement with the lender. A copy of the extension agreement, dated as of January 13, 2006, is attached hereto and incorporated herein by reference as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1
Extension Agreement, dated as of January 13, 2006, extending the expiration date for the Fourth Amended and Restated Mortgage Loan Repurchase and Servicing Agreement, dated as of June 30, 2005, among Sheffield Receivables Corporation, as Purchaser; Barclays Bank PLC, as Administrative Agent; PHH Mortgage Corporation, as Seller and Servicer; and PHH Corporation, as Guarantor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Neil J. Cashen
	Name:	Neil J. Cashen
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 17, 2006